Exhibit 10.13

KIN INSURANCE, INC.

4/13/18

Josh Cohen

Dear Josh,

We are very pleased to offer you a full-time position with Kin Insurance, Inc., a Delaware corporation (the “Company”). Your title will be CFO. The terms of the offer are detailed below. Please be aware that this offer is contingent upon you returning a signed copy of this letter to the Company; your ability to provide appropriate proof of your identity and eligibility to work in the United States; and your signing of our Non-Disclosure and Developments Agreement, all within seven (7) days of this letter.

Start Date:

You first day with the Company will be 4/30/18 (your “Start Date”).

Duties:

Your duties will be delegated by the Company’s CEO Sean Harper.

Compensation:

Salary: Your salary for this appointment will be $180,000 per year less withholdings and deductions, for your full-time employment with the Company. Your first paycheck will be paid on the next available regularly-scheduled payroll date after your Start Date.

Stock Option / Restricted Stock Grant: Subject to the Company’s Board of Director (“Board”) approval and once the Company has finalized its forthcoming 409A valuation report, the Company will offer you an award of 137,284 or such amount that the Board determines is appropriate Non- statutory Stock Options or shares of Restricted Stock (the “Award”). Such grant will be pursuant to the terms and conditions set forth in the Stock Option Grant Agreement (the “Option Agreement”), Restricted Stock Agreement (the “Restricted Stock Agreement”) and related Company’s 2017 Equity Incentive Plan (the “Plan”) and will vest each quarter over 4 years with a 1 year cliff with double-trigger acceleration in the case of an acquisition. Your Award will vest based on you maintaining continuous service with the Company (as set out in further detail in your Option Agreement) and is in consideration for your entering the Non-Disclosure and Developments Agreement. You must sign the Option Agreement / Restricted Stock Agreement and any related documents the Board deems necessary in order to receive this benefit.

At-Will Employment

At all times, your employment with the Company will be “at will,” which means either you or the Company may end the relationship at any time, for any reason or no reason at all and with or without notice. In addition, the Company reserves the right to modify your position, duties and reporting relationship to meet business needs and to use its managerial discretion in deciding on appropriate discipline. However, the “at will” nature of your employment may only be changed in an express written agreement signed by you and a duly authorized officer of the Company. If you accept our offer, you represent and warrant that: (i) you are under no contractual commitments inconsistent with your obligations to the Company, and (ii) you will not bring to our offices, or use or disclose, any confidential information belonging to any third party that the Company would not have the right. You hereby agree to indemnify, defend and hold harmless the Company, and its respective managers, members, employees, representatives, agents, successors and assigns (collectively the “Company’s Affiliates”), from and against any and all loss, claims, or damage, including reasonable attorneys’ fees, which the Company, and/or the Company’s Affiliates, may suffer either as a result of the breach of any representation, warranty or covenant of you made herein. At all times, you will be subject to all of the company’s policies, procedures and practices. You also agree that while employed by the Company, you will not engage in any employment, business or activity that may compete with the Company without our written consent nor will you assist any person or organization in competing with the Company, in preparing to compete with the Company or in hiring any of its employees.

We are excited at the prospect of you taking the position. If you have any questions about the above details, please call me immediately. If you wish to accept the position with the Company, please sign below and return this letter agreement to me.

I look forward to hearing from you.

Sincerely,

/s/Sean Harper

Sean Harper

President & CEO

Kin Insurance, Inc.

2

I have read this letter agreement in its entirety, and agree to and accept the terms and conditions of employment stated above.

Joshua Cohen

Signed	/s/ Joshua Cohen

Date	04/13/2018

3

KIN, INC.

NON-DISCLOSURE AND DEVELOPMENTS AGREEMENT

In consideration and as a condition my employment or service relationship, as applicable, (which term, for purposes of this agreement, shall include any relationship of service provision and/or advisory capacity to the Company that I may have had prior to the date hereof) with Kin Insurance, Inc., a Delaware corporation (the “Company”), I agree as follows:

1. Non-Solicitation of Employees. During the period commencing on the date of my initial engagement on behalf of the Company, and ending twelve (12) months following the date on which my engagement with the Company terminates for any reason, whether voluntarily or involuntarily, I will not, without the Company’s prior written consent, directly or indirectly, employ, or assist any other company or business organization which employs me or is directly or indirectly controlled by me to employ, any independent contractor or employee of the Company at any time during the term hereof, or in any manner seek to induce any such person to leave his or her employment or service relationship, as applicable, with the Company.

2. Non-Solicitation of Customers. During the period commencing on the date of my initial engagement on behalf of the Company, and ending twelve (12) months following the date on which my engagement with the Company terminates for any reason, whether voluntarily or involuntarily, I will not, without the Company’s prior written consent, solicit or do business with, directly or indirectly, any present or past customer of the Company, or any prospective customer of the Company with whom I have had contact, in connection with any goods or services competitive with the goods or services offered by the Company.

3. Non-Compete. During the period commencing on the date of my initial engagement on behalf of the Company, and ending twelve (12) months following the date on which my engagement with the Company terminates for any reason, whether voluntarily or involuntarily, I will not directly or indirectly, either individually or as an employee, officer, principal, agent, partner, shareholder, owner, trustee, beneficiary, co-venturer, distributor or consultant or in any other capacity, participate in, become associated with, provide assistance to, engage in or have a financial or other interest in any business, activity or enterprise within the Restricted Territory which is competitive with the Company or any of its successors or assigns. The ownership of less than a 2% interest in a company whose shares are traded in a recognized stock exchange or traded in the over-the-counter market, even though that company may be a competitor, shall not be deemed financial participation in a competitor. For purposes of this Section 3, the “Restricted Territory” shall mean geographic area located within a 10-mile radius of the office or residence of any Customer of the Company.

4. Conflicting Agreements. I hereby represent that, except as I have otherwise disclosed in writing to the Company, I am not a party to, or bound by the terms of, any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my engagement with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my engagement with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer, or others.

Kin Insurance, Inc. Non-Disclosure & Developments Agreement

5. Non-Disclosure. I will not at any time, whether during or after the termination of my engagement, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company which the Company considers to be proprietary and protectable as a trade secret or confidential information under applicable law, or of any third party (including, but not limited to clients of the Company) which the Company is under an obligation to keep confidential (including, but not limited to, trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee or service provider, as applicable, of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company. The foregoing will not be deemed to prevent my disclosure of information regarding the Company to the extent such disclosure is required by law or legal process. In the event I reasonably determine I have a legal obligation to disclose any information regarding the Company, I agree to immediately notify the Company in writing, and in any event notify the Company prior to making any such disclosure. I further agree to cooperate with the Company, at the Company’s request and expense, to seek a protective order or other arrangement protecting the confidentiality of any information so disclosed. For avoidance of doubt, any obligation not to use or disclose shall survive the expiration or termination of my engagement and the expiration or termination of the terms of this Agreement. In the event I am uncertain as to whether the Company seeks trade secret protection with respect to any specific information, I shall request that the Company determine whether it seeks such protection.

Further, I agree that during my engagement I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my engagement, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my engagement I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

6. Work Made for Hire; Assignment. I acknowledge that, by reason of my engagement with the company, to the extent permitted by law, all of the Developments (defined below) consisting of copyrightable subject matter, including, but not limited to content provided on blogs and other social media on behalf of the Company, is “work made for hire” as defined in the Copyright Act of 1976 (17 U.S.C. § 101), and such copyrights are therefore owned by the Company. To the extent that the foregoing does not apply, I hereby irrevocably assign to the Company, for no additional consideration, my entire right, title and interest in and to all Developments therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company’s rights, title or interest in any Developments so as to be less in any respect than that the Company would have had in the absence of this Agreement.

Kin Insurance, Inc. Non-Disclosure & Developments Agreement

7. Agreement as to Developments. If at any time or times during my engagement or prior to my formal engagement, I shall (either alone or with others, and whether before or after the date of this Agreement) make, conceive, create, discover, invent or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (herein called “Developments”) that (a) relates to the business of the Company or any of the products or services being developed, manufactured or sold by the Company, (b) results from tasks assigned me by the Company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company’s ownership of such Developments, I hereby assign any rights (including, but not limited to, any copyrights and trademarks) I may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company. For the avoidance of doubt, any social media contacts, including followers or friends that are acquired through social media accounts (including but not limited to email addresses, mailing addresses, blogs, Twitter, Facebook, YouTube, or other social media networks) used or created on behalf of the Company are Developments of the Company.

To the extent applicable, pursuant to the Illinois Employee Patent Act, I am hereby notified that the preceding provisions do not apply to any inventions for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on my own time, unless: (i) the invention relates (a) to the Company’s business, or (b) to the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by me for the Company.

I will, during my engagement and at any time thereafter, at the request and cost of the Company, promptly sign, execute, make and do all such deeds, documents, acts and things relating to a Development as the Company and its duly authorized agents may reasonably require:

(a) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such letters patent, copyright, trademark or other analogous protection.

In the event the Company is unable, after reasonable effort, to secure my signature on any application for letters patent, copyright or trademark registration or other documents regarding any legal protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or any other legal protection thereon with the same legal force and effect as if executed by me.

8. Non-Disparagement. I agree and covenant that I will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its employees, officers, and existing and prospective customers, and other associated third parties.

Kin Insurance, Inc. Non-Disclosure & Developments Agreement

9. Specific Performance. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

10. Continued Engagement. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my engagement.

11. Waiver. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

12. Severability. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

13. Survival of Obligations. My obligations under this Agreement shall survive the termination of my engagement regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

14. Definitions; Assignment. The term “Company” means Kin Insurance, Inc. and, for all purposes hereunder, shall also mean and include any of the Company’s predecessor entities or organizations, whether through merger, exchange of equity, conversion or otherwise, subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and affiliates, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or affiliates.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Illinois, and no action involving this Agreement may be brought except in the Circuit Court of Cook County, Illinois or the United States District Court for the Northern District of Illinois, Eastern Division.

[SIGNATURE ON FOLLOWING PAGE]

Kin Insurance, Inc. Non-Disclosure & Developments Agreement

IN WITNESS WHEREOF, the undersigned has executed this Non-Disclosure and Developments Agreement as of 04/13/2018.

Name	Joshua Cohen

Address	1728 W Summerdale Ave
Chicago, IL

/s/ Joshua Cohen
Signature

Signature Page to Kin Insurance, Inc. Non-Disclosure & Developments Agreement